FIRST AMENDED AND RESTATED LINE OF CREDIT PROMISSORY NOTE
(Secured by Membership Interest Pledge Agreement and Security Agreement)

Date:	August 2, 2017

Lender and Current Holder of Note:	Payment Data Systems, Inc., a Nevada corporation

Lender/Holder’s Mailing Address:	12500 San Pedro, Suite 120
San Antonio, Texas 78216

Borrower:	Singular Payments, LLC, a Florida limited liability company

Borrower’s Mailing Address	5203 Maryland Way, Suite 102
Brentwood, Tennessee 37027

Current Unpaid Principal and Interest on Note:	$500,000.00

ORIGINAL NOTE

Date:	March 7, 2017

Principal Amount:	A maximum of Five Hundred Thousand and No/100 Dollars
($500,000.00), as further described in the Original Note

Lender:	Payment Data Systems, Inc., a Nevada corporation

Borrower:	Singular Payments, LLC, a Florida limited liability company

Maturity Date	November 1, 2019

AMENDMENT NO. 1 TO ORIGINAL NOTE:

Date:	June 6, 2017

Extended Interest Start Date:	Lender and Borrower agreed to an Extended Interest Start Date
(as defined in the Original Note).

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AMENDED AND RESTATED TERMS

The following terms and provisions amend and restate the Original Note, as previously amended by Amendment No. 1 to Original Note, in its entirety:

Principal Amount: A maximum of Six Hundred Thousand and No/100 Dollars ($600,000.00) (the “Maximum Amount”) funded in one or more tranches at the discretion of Borrower, subject to the terms and provisions of this Note and the other Loan Documents (as defined below). Prior to the Maturity Date (as defined below), provided there exists no Event of Default (as defined below) and subject to the terms and provisions hereof, Borrower may borrow, repay and re-borrow principal amounts, up to the Maximum Amount, but never in excess of the Maximum Amount.

Annual Interest Rate on Unpaid Principal Balance from Date of Funding to Maturity Date or Event of Default: From the Date this Note to the earlier of August 30, 2017, the date of the closing and funding of the Proposed Transaction (as defined below), or the termination of the Letter of Intent (as defined below) (the earlier of such three events shall be referred to hereinafter as the “Interest Start Date”), or such extended date if Lender and Borrower mutually agree in writing upon an extension of the Initial Start Date, in their sole discretion with no duty or obligation to so extend (if any, the “Extended Interest Start Date”), the unpaid Principal Amount shall not bear interest. Beginning on the Interest Start Date or Extended Interest Start Date, if any, and continuing thereafter until the earlier of the Maturity Date or an Event of Default, the unpaid Principal Amount and all other amounts payable under this Note shall bear interest at ten percent (10.0%) per annum.

Annual Interest Rate After Maturity Date or Event of Default: At Lender’s option, after the Maturity Date or upon an Event of Default, the unpaid Principal Amount and all other amounts payable under this Note shall bear interest at: (a) the Maximum Lawful Rate (as defined below); or (b) fifteen percent (15.0%) per annum.

Terms of Payment: From the Date of this Note through the Interest Start Date or such Extended Start Date, if any, no payments of the unpaid Principal Amount shall be due or payable. In the event the Proposed Transaction closes and funds on or before the Interest Start Date or Extended Start Date, if any, the unpaid Principal Amount shall be offset against the cash portion of the purchase price of the Proposed Transaction payable by Lender to Borrower at the date of the closing and funding of the Proposed Transaction. In the event the Proposed Transaction does not close and fund on or before the Interest Start Date or Extended Interest Start Date, if any, the unpaid Principal Amount shall be paid in thirty (30) equal monthly installments of principal plus accrued interest, with the first such installment due and payable on the first day of the month following the month in which the Interest Start Date or Extended Interest Start Date, if any, occurs, and the remaining twenty-nine (29) monthly installments continuing on the first day of each month thereafter until the Maturity Date, when all remaining unpaid Principal Amount and accrued interest shall be due and payable. From any payments on this First Amended and Restated Line of Credit Promissory Note (this “Note”), the accrued interest on the unpaid Principal Amount will be deducted first, and the remainder will be applied to payment of the Principal Amount. Interest shall be calculated on the basis of the actual number of days elapsed over a year composed of 365 days.

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Prepayments: This Note may be prepaid in whole or in part at any time without the consent of Lender and without penalty. Any prepayments shall be applied first to the discharge of accrued interest and then to the reduction of the unpaid Principal Amount.

Security for Payment: This Note is secured by (a) a membership interest pledge agreement dated March 7, 2017 between Borrower and Lender (the “Pledge Agreement”) and (ii) a security agreement dated March 7, 2017 between Borrower and Lender (the “Security Agreement”). The Pledge Agreement, the Security Agreement and any other documents, certificates or instruments executed and delivered by Borrower to Lender in connection with this Note and the loan described in this Note shall be collectively referred to herein as the “Loan Documents”.

Maturity Date: November 1, 2019

Promise to Pay: FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at the Place for Payment and according to the Terms of Payment the Principal Amount plus interest at the rates stated above, and in accordance with all other terms, conditions and covenants of this Note and the Loan Documents. All sums due under this Note shall be payable in lawful money of the United States.

Events of Default and Acceleration of Maturity:

(a)
Default. Lender may, without notice or demand (except as otherwise required by statute or otherwise specifically provided in this Note), accelerate the maturity of this Note and declare the entire unpaid Principal Amount and accrued interest due and payable immediately if: (i) there is a default in the payment when due of any installment of the Principal Amount, accrued interest or any other sum required to be paid under the terms of this Note or any of the Loan Documents without cure within the Applicable Cure Period (as defined below) occurs; or (ii) there is a default in the performance of any covenant, condition, or agreement contained in this Note or any of the Loan Documents or any loan agreement relating to the advance of loan proceeds and without cure within the Applicable Cure Period (in either case, an “Event of Default”). Lender may, at its election, refuse to accept a tender in partial cure of an Event of Default.

(b)
Notice of Default. Notwithstanding anything in this Note to the contrary, Lender agrees to give notice (the “Notice of Default”) to Borrower in writing of any default, and if the same is not cured within thirty (30) calendar days for any monetary or non-monetary default from the date of such Notice of Default (the “Applicable Cure Period”), then without further notice, presentment, demand of any kind, either: (a) acceleration of maturity hereof may be imposed if the maturity of this Note has not been accelerated; or (b) if the maturity of this Note has been accelerated and the default is cured as required by the Notice of Default within the Applicable Cure Period, then the acceleration will be rescinded and the installment provisions of the Note will be reinstated. The Notice of Default will be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage fully prepaid, certified mail, and addressed to the intended recipient at the last known address according to the records of the holder

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delivering the Notice of Default. Notice given in any other manner will be effective only if and when received by the addressee. Notwithstanding the foregoing, in the event of two (2) monetary defaults during the term of this Note, the Applicable Cure Period for any future monetary default or defaults following such second monetary default shall be ten (10) calendar days instead of thirty (30) calendar days.

Waiver by Borrower: Borrower and all other parties liable for this Note waive demand, notice of intent to demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, and diligence in collection. Each Borrower, surety, endorser, and guarantor of this Note agrees to one or more extensions for any period of time, and any partial payments, before or after maturity, without prejudice to the holder of this Note. Each Borrower, surety, endorser, and guarantor waives notice of any and all renewals, extensions, and modifications of this Note.

No Waiver by Lender: Neither a delay on the part of Lender in the exercise of any power or right under this Note, nor a single or partial exercise of any such power or right, shall operate as a waiver thereof. Enforcement by Lender of any of its rights hereunder shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.

Collection Costs: If this Note or any of the Loan Documents are given to any attorney for collection, or if suit is brought for collection or enforcement, or if it is collected through probate, bankruptcy or other judicial proceeding, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorneys’ fees and court costs, in addition to other amounts due.

Maximum Lawful Interest: Regardless of any provision contained herein or in any of the Loan Documents, interest on such debt shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged or received under applicable law (the “Maximum Lawful Rate”); any amount of interest in excess of the Maximum Lawful Rate shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof.

Construction: When the context requires, singular nouns and pronouns include the plural.

Assignment by Lender: Lender shall have the right to sell, transfer or assign this Note at any time.

Letter of Intent: Borrower and Lender have executed and delivered to each other a non-binding letter of intent dated March 6, 2017, as amended by Amendment No. 1 to Letter of Intent dated May 30, 2017 (as amended, the “Letter of Intent”) which contemplates Lender acquiring

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substantially all of the membership interests of Borrower (the “Proposed Transaction”). The obligations of Borrower under this Note and the Loan Documents are in no way conditional upon the Proposed Transaction, and the terms, provisions and conditions if this Note and the Loan Documents shall be applicable and enforceable against Borrower regardless of the negotiation, execution and delivery of a mutually agreeable definitive agreement for the Proposed Transaction or the closing and funding of the Proposed Transaction.

APPLICABLE LAW: THIS NOTE IS DELIVERED AND IS INTENDED TO BE PAID AND PERFORMED IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF.

JURISDICTION AND VENUE: BORROWER AND LENDER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS NOTE SHALL BE BROUGHT SOLELY IN A TEXAS STATE COURT OF COMPETENT JURISDICTION SITTING IN SAN ANTONIO, BEXAR COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT, ANY OBJECTION TO VENUE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY THERETO.

PAYABLE IN FULL AT MATURITY DATE: THIS LOAN IS PAYABLE IN FULL AT THE MATURITY DATE. AT THE MATURITY DATE, BORROWER MUST REPAY THE ENTIRE UNPAID PRINCIPAL AMOUNT AND UNPAID INTEREST THEN DUE. LENDER IS UNDER NO OBLIGATION TO REFINANCE THE NOTE AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT BORROWER MAY OWN, OR BORROWER WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE THIS LOAN WITH, WILLING TO LEND BORROWER THE MONEY. IF BORROWER REFINANCES THIS NOTE AT THE MATURITY DATE, BORROWER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER OBTAINS REFINANCING FROM THE SAME LENDER.

FINAL AGREEMENT: THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

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BORROWER:

SINGULAR PAYMENTS, LLC,
a Florida limited liability company

By:    /s/ Vaden Landers
Vaden Landers, President

GUARANTOR:

/s/ Vaden Landers
VADEN LANDERS

LENDER AND CURRENT HOLDER OF NOTE:

PAYMENT DATA SYSTEMS, INC.,
a Nevada corporation

By:    /s/ Louis Hoch
Louis Hoch, President and CEO

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